Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-22846 on Form S-8 of Seacoast Banking Corporation of Florida of our report dated June 18, 2007 appearing in this Annual Report on Form 11-K of the Retirement Savings Plan for Employees of Seacoast National Bank for the year ended December 31, 2006.

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

June 18, 2007